As filed with the Securities and Exchange Commission on March 2, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

General Electric Company
(Exact Name of Registrant as Specified in Its Charter)
____________________

New York
(State or Other Jurisdiction of Incorporation or Organization)

14-0689340
(I.R.S. Employer Identification No.)

3135 Easton Turnpike
Fairfield, Connecticut 06828
(Address of Principal Executive Offices)
____________________

GE Retirement Savings Plan
(Full Title of the Plan)
____________________

Christoph A. Pereira
Chief Corporate, Securities and Finance Counsel
General Electric Company
3135 Easton Turnpike
Fairfield, Connecticut 06828
(Name and Address of Agent for Service)

(203) 373-2663
(Telephone Number, Including Area Code, of Agent for Service)
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐
____________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Unit	Offering Price (c)	Registration Fee (c)
U.S. Equity Fund Units	75,000,000	$55.61(a)	$4,170,750,000	$484,641.15
Income Fund Units	85,000,000	$11.74(b)	$997,900,000	$115,955.98

(a)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The maximum offering price per unit is based on the book value (the net asset value) of the U.S. Equity Fund Units determined on February 26, 2015, which was $55.61 per unit.

(b)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The maximum offering price per unit is based on the book value (the net asset value) of the Income Fund Units determined on February 23, 2015, which was $11.74 per unit.

(c)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001162 and the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 is filed by General Electric Company, a New York corporation (the “Company” or the “Registrant”), relating to 75,000,000 General Electric RSP U.S. Equity Fund (formerly the GE S&S U.S. Equity Fund) (the “U.S. Equity Fund”) units (the “U.S. Equity Fund Units”) and 85,000,000 General Electric RSP Income Fund (formerly the GE S&S Income Fund) (the “Income Fund” and, together with the U.S. Equity Fund, the “Funds”) units (the “Income Fund Units” and, together with the U.S. Equity Fund Units, the “Units”), each to be offered and sold under the GE Retirement Savings Plan (formerly the GE Savings and Security Program) (the “Plan”). The Units are in addition to the 40,000,000 U.S. Equity Fund Units and 100,000,000 Income Fund Units registered on the Company’s Registration Statement on Form S-8 (the “Prior Registration Statement”) filed on February 24, 2012 with the Securities and Exchange Commission (the “SEC”) (SEC file number 333-179688)

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8. Exhibits

Exhibit
No.	Description
3.1	The Company’s Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K dated February 27, 2014 (SEC file number 001-00035))

3.2	The Company’s By-Laws, as amended (Incorporated by reference to Exhibit 3(ii) of the Company’s Current Report on Form 8-K dated February 11, 2015 (SEC file number 001-00035))

4.1	Rules of the Funds (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 dated February 24, 2012 (SEC file number 333-179688))

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

5.2	Internal Revenue Service determination letter dated April 24, 2014 relating to the GE Retirement Savings Plan*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to the Company’s Form 10-K for the fiscal year ended December 31, 2014*

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to the U.S. Equity Fund’s and Income Fund’s Forms N-CSR for the fiscal year ended December 31, 2013*

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of Attorney of General Electric Company*

24.2	Power of Attorney of the U.S. Equity Fund*

24.3	Power of Attorney of the Income Fund*
____________________ * Filed herewith

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 2nd day of March, 2015.

GENERAL ELECTRIC COMPANY

By:	/s/ Brackett B. Denniston
Name:	Brackett B. Denniston
Title:	Senior Vice President, Secretary and General
Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* Jeffrey R. Immelt	Chairman of the Board and Chief Executive	March 2, 2015
Officer
(Principal Executive Officer)

* Jeffrey S. Bornstein	Senior Vice President and Chief Financial Officer	March 2, 2015
(Principal Financial Officer)

* Jan R. Hauser	Vice President, Controller and Chief Accounting	March 2, 2015
Officer
(Principal Accounting Officer)

* W. Geoffrey Beattie	Director	March 2, 2015

* John J. Brennan	Director	March 2, 2015

* James I. Cash, Jr.	Director	March 2, 2015

* Francisco D’Souza	Director	March 2, 2015

* Marijn E. Dekkers	Director	March 2, 2015

* Ann M. Fudge	Director	March 2, 2015

* Susan J. Hockfield	Director	March 2, 2015

* Andrea Jung	Director	March 2, 2015

* Robert W. Lane	Director	March 2, 2015

* Rochelle B. Lazarus	Director	March 2, 2015

* James J. Mulva	Director	March 2, 2015

* James E. Rohr	Director	March 2, 2015

* Mary L. Schapiro	Director	March 2, 2015

* Robert J. Swieringa	Director	March 2, 2015

* James S. Tisch	Director	March 2, 2015

* Douglas A. Warner III	Director	March 2, 2015

A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira Attorney-in-Fact

The General Electric RSP U.S. Equity Fund. Pursuant to the requirements of the Securities Act, the trustees of the General Electric RSP U.S. Equity Fund have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 2nd day of March, 2015.

GENERAL ELECTRIC RSP U.S. EQUITY FUND

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* Dmitri L. Stockton	Trustee	March 2, 2015

* George A. Bicher	Trustee	March 2, 2015

* Paul M. Colonna	Trustee	March 2, 2015

* Jeanne M. LaPorta	Trustee	March 2, 2015

* Gregory B. Hartch	Trustee	March 2, 2015

* Ralph R. Layman	Trustee	March 2, 2015

* Matthew J. Simpson	Trustee	March 2, 2015

* Donald W. Torey	Trustee	March 2, 2015

* David Wiederecht	Trustee	March 2, 2015

* Matthew Zakrzewski	Trustee	March 2, 2015

A Majority of the Trustees.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira Attorney-in-Fact

The General Electric RSP Income Fund. Pursuant to the requirements of the Securities Act, the trustees of the General Electric RSP Income Fund have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 2nd day of March, 2015.

GENERAL ELECTRIC RSP INCOME FUND

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* Dmitri L. Stockton	Trustee	March 2, 2015

* George A. Bicher	Trustee	March 2, 2015

* Paul M. Colonna	Trustee	March 2, 2015

* Jeanne M. LaPorta	Trustee	March 2, 2015

* Gregory B. Hartch	Trustee	March 2, 2015

* Ralph R. Layman	Trustee	March 2, 2015

* Matthew J. Simpson	Trustee	March 2, 2015

* Donald W. Torey	Trustee	March 2, 2015

* David Wiederecht	Trustee	March 2, 2015

* Matthew Zakrzewski	Trustee	March 2, 2015

A Majority of the Trustees.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira Attorney-in-Fact